                              EMPLOYMENT AGREEMENT

     THIS EMPLOYMENT AGREEMENT ("Agreement"), dated February 1, 2001, is by and between AMERICAN ITALIAN PASTA COMPANY, a Delaware corporation (hereinafter referred to as "Employer"), and WALTER N. GEORGE, an individual (hereinafter referred to as "Employee") and supersedes any and all prior oral or written agreements between the parties with respect to the subject matter hereof.

                                   WITNESSETH:

     WHEREAS, Employer is engaged in the business of durum wheat milling and pasta production/marketing and maintains its principal place of business at 4100
North Mulberry Drive, Suite 200, Kansas City, MO 64116; and

     WHEREAS, in connection with such business, Employer desires to employ
Employee in the capacity of Senior Vice President, Supply Chain and Logistics;
and

     WHEREAS, Employee desires to be employed by Employer in the aforesaid capacity,

     NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

1.   Term of Employment. Subject to the provisions of Section 7 hereof, the term of Employee's employmentu under this Agreement (the "Initial Employment
     Term") will commence as of the date hereof (the "Effective Date") and terminate after twenty-four (24) months provided however, that the term of
     Employee's employment shall be extended automatically for successive one-year periods unless, not later than sixty (60) days prior to such automatic extension, Employer shall have given written notice to the contrary (each and "Additional Term"). The period of time between the
     Effective Date and the termination of the Initial Employment Term or the last Additional Term, if any, is referred to herein as the "Employment
     Term".

2.   Duties of Employee.

2.1  In accepting such employment, Employee shall undertake and assume the responsibility of performing for and on behalf of Employer such duties as shall be assigned to Employee by Employer at any time and from time to time. It is understood and agreed that Employee's principal duties on behalf of Employer at the date of execution hereof are and shall be overall responsibility for the management of the AIPC supply chain including planning, scheduling, purchasing, and logistics; it is further understood and agreed that any modification in or expansion of Employee's duties hereunder shall not, unless specifically agreed to by Employer in a duly-executed amendment of this Agreement in accordance with Section 10.6 hereof, result in any modification in, increase or decrease of, Employee's compensation referred to in Section 3 hereof.

2.2  Employee will, at all times, faithfully, industriously, and to the best of his ability, experience and talents, perform all of the duties that may be required of and from Employee pursuant to the express and implicit terms hereof, to the reasonable satisfaction of Employer.

2.3  Employee shall devote substantially all of his professional time, attention, knowledge and skills solely to the business and interests of
     Employer; provided, however, that Employee shall be entitled annually to three (3) weeks vacation and Employer shall be entitled to all of the benefits, profits and other issues arising from or incident to all professional work, services and advice of Employee.

3.   Compensation. Employer shall pay Employee, and Employee shall accept from
     Employer, in payment for Employee's services rendered to Employer hereunder an annual base salary ("Base Salary") equal to One Hundred Sixty Thousand
     Dollars ($160,000). Such Base Salary shall be subject to merit increase reviews, in the sole discretion of the Board of Directors, at least annually by Employer. Such salary shall be paid in equal bi-weekly installments.

3.1  Bonuses. During the term of Agreement, Employee will be eligible to participate in, and bonuses may be awarded to Employee at the discretion of the Board of Directors in accordance with the terms of Employer's Bonus
     Plan.

3.2  Reimbursement of Business Expenses. Reasonable travel, entertainment and other business expenses incurred by Employee in the performance of his duties hereunder shall be reimbursed by Employer in accordance with
     Employer's policies.

3.3  Automobile Allowance. Employee shall be entitled to an annual automobile allowance of Six Thousand Dollars ($6,000), payable in bi-weekly installments, to reimburse him for the expenses incurred by him in maintaining and operating an automobile used by him in connection with the performance of his duties hereunder.

3.4  Benefits. Employee shall be entitled to participate in an equitable manner with other senior executive employees of Employer in all welfare benefit, incentive compensation or other plans or arrangements authorized, adopted and maintained from time to time by Employer, including, without limitation, the following: profit sharing plan, medical reimbursement plan, group life insurance plan, medical and dental insurance plan, and disability income plan, if in effect with Employer.

4.   Non-Competition.

4.1  Employee acknowledges and recognizes the highly competitive nature of the business of Employer and its affiliates and accordingly agrees as follows:
     during the Employment Term and until the date that is eighteen (18) months after the date that Employee ceases employment with Employer (such period hereinafter referred to as the "Noncompetition Period"), Employee will not, within the United States of America, directly or indirectly, own, manage, operate, control, be employed by, consult with or be connected in any manner with the ownership (other than passive investments of not more than one percent of the outstanding shares of, or any other equity interest in, any company or entity listed or traded on a national securities exchange or in an over-the-counter securities market), management, operation, or control of any business engaged in the production and/or marketing of dry pasta for human consumption. Notwithstanding any provision of this
     Agreement to the contrary, if Employee is employed by Employer, any breach of the provisions of this Section 4.1 shall permit Employer to terminate the employment of Employee for Cause (as defined below), and, whether or not Employee is employed by Employer, from and after any breach by Employee of the provisions of this Section 4.1, Employer shall cease to have any obligations to make payments to Employee under this Agreement.

4.2  During the Noncompetition Period, Employee will not directly or indirectly induce any employee of Employer or any of its affiliates to engage in any activity in which Employee is prohibited from engaging by Section 4.1 above or to terminate his employment with Employer or any of its affiliates, will not directly or indirectly assist others in engaging in any of the activities in which Employee is prohibited from engaging by Section 4.1 above, and will not directly or indirectly employ or offer employment to any person who was employed by Employer or any of its affiliates unless such person shall have ceased to be employed by Employer or any of its affiliates for a period of at least twelve (12) months.

4.3  In addition to any payments Employer is required to make pursuant to
     Section 7 hereof, Employer and Employee hereby agree that Employer may, in its sole discretion, continue to pay Employee his Base Salary during the
     Noncompetition Period. During such period of continued payment, if any,
     Employee agrees to be available, consistent with other responsibilities that he may then have, to answer questions and provide advice to Employers.

5.   Confidentiality. Employee acknowledges that, in and as a result of his employment by Employer, he has been and will be making use of, acquiring and/or adding to confidential information of a special and unique nature and value relating to such matters as Employer's trade secrets, systems, procedures, manuals, confidential reports and lists of customers and/or other services rendered by Employer, the equipment and methods used and preferred by Employer's customers, and the prices paid by such customers.
     As a material inducement to Employer to enter into this Agreement, and to pay to Employee the compensation referred to in Section 3 hereof, including any additional benefits referred to in Section 3 hereof, Employee covenants and agrees that he shall not, at any time during or after the Employment
     Term, directly or indirectly, disclose, divulge or use, for his own benefit or purposes or the benefit or purposes of any other person, firm partnership, joint venture, association, corporation or other business organization, entity or enterprise other than Employer and any if its subsidiaries or affiliates, any trade secrets, information, data, or other confidential information relating to customers, development programs, costs, prices, marketing, trading, investment, sales activities, promotion, credit and financial data, manufacturing processes, financing methods, plans, or the business and affairs of Employer generally, or of any subsidiary or affiliate of Employer, provided, however, that the foregoing shall not apply to information which is not unique to Employer or which is generally known to the industry or the public other than as a result of breach of this covenant. Employee agrees that upon termination of his employment with Employer for any reason, he will return to Employer immediately all memoranda, books, manuals, training materials, records, computer software, papers, plans, information, letters and other data, and all copies thereof or therefrom, in any way relating to the business of
     Employer and its affiliates, except that he may retain personal notes, notebooks and diaries. Employee further agrees that he will not retain or use for his account at any time any trade names, trademark or other proprietary business designation used or owned in connection with the business of Employer or its affiliates.

6.   Specific Performance. Employee acknowledges and agrees that Employer's remedies at law for a breach or threatened breach of any of the provisions of Section 4 or Section 5 would be inadequate and, in recognition of this fact, Employee agrees that, in the event of such a breach or threatened breach, in addition to any remedies at law, Employer, without posting any bond, shall be entitled to obtain equitable relief in the form of specific performance, temporary restraining order, temporary or permanent injunction or any other equitable remedy which may then be available.

7.   Termination of Employment.

7.1  Termination without Cause; Resignation for Good Reason.

7.1.1 General. Subject to the provisions of Sections 7.1.2 and 7.1.3, if
     Employee's employment is terminated by Employer without Cause, as defined in Section 7.3, or if Employee resigns from his employment for Good Reason, as defined in Section 7.4, Employer shall pay Employee his accrued unpaid
     Base Salary to the date of termination or resignation and any bonus earned but not paid and shall continue to pay Employee his annual Base Salary as of the date of termination or resignation plus his bonus, if any, for the year in which such termination or resignation occurs (calculated as if the
     Norm Bonus for that year is earned) for a period of one (1) year following the date of termination or resignation (such period, as applicable, being referred to hereinafter as the "Severance Period"). The Base Salary shall be payable in bi-weekly payments during the Severance Period and the bonus shall be payable at the conclusion of the Severance Period.

     During the Severance Period and for a period of six (6) months thereafter,
     Employee shall also be eligible to participate on the same terms and conditions as in effect immediately prior to such termination or resignation in all health, medical, supplemental medical and life insurance plans or programs provided to Employee by Employer pursuant to Section 3.4
     ("Employee Welfare Plans") above at the time of such termination. Such benefits available during this period may be changed from time to time and will be consistent with such benefits provided by Employer to its employees following the date of such termination or resignation; provided, however, that Employee's eligibility to participate in these Employee Welfare Plans shall end at such time as Employee becomes eligible to receive coverage under comparable programs of a subsequent employer. If, during the
     Severance Period, Employee is precluded from participating in any Employee
     Welfare Plan by its terms or applicable law, Employer will provide Employee with benefits that are reasonably equivalent to those which Employee would have received under such plan had Employee been eligible to participate therein. Anything to the contrary herein notwithstanding, Employer shall have no obligation to continue to maintain any Employee Welfare Plan and may in fact make changes to said benefit plans during the Severance Period solely as a result of this Agreement. As an example and solely for purposes of illustration: If Employer were to terminate its dental insurance plan prior to or during the Severance Period, then Employer would have no obligation to maintain such plan or provide to Employee individual dental insurance in order to satisfy its obligations under this Section 7.1.1.

7.1.2 Mitigation. Employee will not be required to mitigate the amount of any payment provided for in Section 7.1.1 by seeking other employment, and the amount of any such payment will not be reduced by any compensation earned by Employee as the result of his employment by another employer subsequent to termination of Employee's employment with Employer.

7.1.3 Death During Severance Period. In the event of Employee's death during the
     Severance Period, the Severance Period shall immediately cease, and
     Employer shall not be obligated to make any further payments pursuant to this Section 7, and the provision of Section 8.1 shall apply as though
     Employee's death had occurred immediately prior to termination of
     Employee's employment hereunder.

7.1.4 Date of Termination. The date of termination of employment without Cause shall be the date specified in a written notice of termination to Employee which in no case shall be more than thirty (30) days following the date of notice. The date of resignation for Good Reason shall be the date specified in the written notice of resignation from Employee to Employer which in no case shall be more than thirty (30) following the date of notice.

7.2  Termination for Cause; Resignation Without Good Reason.

7.2.1 General. If Employee's employment hereunder is terminated by Employer for
     Cause, or if Employee resigns from his employment hereunder other than for
     Good Reason (a "Voluntary Termination"), Employee shall be entitled only to payment of his Base Salary earned through and including the date of termination or resignation. Employee shall have no further right to receive any other compensation, or to participate in any other plan, arrangement, or benefit, after such termination for Cause or resignation of employment other than for Good Reason.

7.2.2 Date of Termination. Subject to Section 7.3, the date of termination for
     Cause shall be the date of receipt by Employee of a written Notice of
     Termination provided for in Section 7.2.3. The date of resignation without
     Good Reason shall be the date specified in the written notice of resignation from Employee to Employer, or if no date is specified therein, ten (10) business days after receipt by Employer of written notice or resignation from Employee.

7.3  Cause. Termination for "Cause" means termination of Employee's employment because of (i) any willful and continued failure substantially to perform his duties hereunder (other than as a result of Permanent Disability, as defined below), (ii) Employee's failure to comply with any of the material terms of this Agreement, (iii) an act or acts on Employee's part constituting a felony under the laws of the United States or any state thereof, or any criminal matter which may be reduced to non-felony charges, or any violations to any federal or state laws, including laws related to employment, (iv) breach by Employee of any of the covenants contained in
     Sections 4 or 5 of this Agreement, or (v) any other willful act or omission on Employee's part which is materially injurious to the financial condition or business reputation of Employer or any of its subsidiaries or affiliates; provided, however, that if any such Cause relates to Employee's obligations under this Agreement and is susceptible to cure, and (y) does not constitute a repetition of such Cause, Employer shall not terminate
     Employee's employment hereunder unless Employer first gives Employee a
     Notice of Termination, and Employee has not, within 15 business days following receipt of the notice, cured such Cause, or in the event such
     Cause is not susceptible to cure within such 15 business day period,
     Employee has not taken all reasonable steps within such 15 business day period to cure such Cause as promptly as practicable thereafter. For purposes of this Section 7.3, no act or failure to act on the part of
     Employee shall be deemed "willful" unless done, or omitted to be done, by
     Employee in bad faith and without reasonable belief that the act or omission of Employee was in the best interest of Employer.

7.4  Good Reason. For purposes of this Agreement, "Good Reason" means any of the following actions taken by Employer without Employee's prior written consent: (i) the continued failure of Employer to pay compensation due to the Employee under this Agreement, which failure is uncorrected for a period of 15 days following receipt by Employer of written notice thereof from Employee; (ii) a material diminution in Employee's position, authority, duties or responsibilities, excluding for this purpose an isolated, insubstantial and inadvertent action not taken in bad faith and which is remedied by Employer promptly after receipt of written notice thereof given by Employee; provided, however, that a mere change of
     Employee's title shall not constitute Good Reason so long as Employee continues to perform duties, functions and responsibilities substantially equivalent to those performed by him prior to such change of title; (iii)
     relocation of Employee's primary workplace to a location outside of the
     United States of America; and (iv) Employer's material failure or refusal to comply is uncorrected for a period of 15 days following receipt by
     Employer of written notice thereof from Employee.

7.5  Stock Options. Employer has awarded to Employee options to acquire shares of Employer's Class A Convertible Common Stock, par value $.001 per share
     (the "Common Stock"), under a stock option agreement by and between
     Employer and Employee (the "Option Agreement") under the American Italian
     Pasta Company 1997 Equity Incentive Plan (the "1997 Plan"). Notwithstanding
     anything to the contrary herein or in the Plan, all of the stock options awarded to Employee under the Option Agreement and subsequent stock option grants immediately vest (i) upon a termination by Employee for Good Reason, or (ii) upon a Change of Control (as defined below), at and to the extent of Employee's choice.

8.   Death or Permanent Disability.

8.1  Death. If Employee's employment is terminated by death, Employer shall, within ninety (90) days of the date of death, make (i) a lump sum payment to Employee's estate (or other beneficiary designated by him in writing)
     equal to all Base Salary and bonuses, if any, earned and accrued through the date of death, and (ii) any other benefits payable under any then-current life insurance policy provided to Employee pursuant to Section
     3.3 hereof payable in accordance with the terms of such policy. Thereafter,
     Employer shall have no further obligation to Employee under the Agreement.

8.2  Permanent Disability. In the event Employee shall become physically or mentally disabled while employed by Employer under this Agreement so that
     Employee is unable to render the services provided for by this Agreement for a period of six (6) consecutive months or for shorter periods aggregating six months during any 24-month period, or so that Employee has a Disability (as defined under Employer's then-current disability policy),
     Employer may, at any time after the last day of the six consecutive months of disability, the day on which the shorter periods of disability equal an aggregate of six months, or the day on which Employee is determined to have a Disability, terminate Employee's employment hereunder for "Permanent
     Disability" by written notice to Employee. Following such termination,
     Employee shall be entitled to receive from Employer: (i) all Base Salary and bonuses, if any, accrued through the date of termination; and (ii) any other benefits payable under Employer's then-current disability policy, but all other rights of Employee hereunder shall terminate as of the date of
     Employee's termination.

9.   Change of Control.

9.1  Notwithstanding anything to the contrary contained herein, if Employer terminates Employee without Cause upon or within six (6) months following a
     Change of Control (as defined below), Employer shall pay Employee his accrued unpaid Base Salary to the date of termination and any bonus earned but not paid and shall continue to pay Employee (i): his annual Base Salary as of the date such termination occurs (calculated as if the Norm Bonus for that year is earned) for a period of one (1) year following the date of termination as severance pay (such period, as applicable, being referred to hereinafter as the "Change of Control Severance Period"). Any severance payable pursuant to this Section 9.1 will be in substitution for and not in addition to any severance that might be payable pursuant to Article 7 hereof. To the extent Employer makes payments pursuant to this Section 9.1, it will have no additional obligations under Article 7. The Base Salary shall be payable in bi-weekly payments during the Change of Control
     Severance Period and the bonus shall be paid at the conclusion of the
     Change of Control Severance Period.

9.2  For purposes of this Agreement, "Change of Control" means any one of the following:

     (a)  any person or group (as defined in Section 13(d)(3) of the Securities
          Exchange Act of 1934, as amended (the "Exchange Act")) acquiring beneficial ownership of more than 50% of Employer's then outstanding
          Common Stock or 51 % or more of the combined voting power of
          Employer's then outstanding securities entitled generally to vote for the election of Employer's Directors;

     (b)  the consummation of the merger or consolidation of the Employer with any other corporation, other than a merger with a wholly-owned subsidiary, the sale of substantially all of the assets of the
          Employer, or the liquidation or dissolution of the Employer, unless, in the case of a merger or consolidation, the Directors in office immediately prior to such merger or consolidation will constitute at least majority of the Board of Directors of the surviving corporation of such merger or consolidation and any parent (as such term is defined in Rule 12b-2 under the Exchange Act) of such corporation, or
          (y) the voting securities of the Employer outstanding immediately prior thereto represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more that
          66.66% of the combined voting power of the voting securities of the
          Employer or such surviving entity and are owned by all or
          substantially all of the persons who were the holders of the voting securities of the Employer immediately prior to the transaction in substantially the same proportions as such holders owned such voting securities immediately prior to the transaction; or

     (c)  Continuing Directors (as defined below) no longer constitute at least a majority of the Board or a similar body of any successor to the
          Employer. For purposes of this Agreement, "Continuing Directors" means any individual who either (i) is a member of the Employer's Board of
          Directors on the Effective Date, (ii) who becomes a director after the
          Effective Date whose election or nomination for election by Employer's shareholders, was approved by a vote of at least a majority of the
          Continuing Directors (either by a specific vote or by approval of the proxy statement of Employer in which such person is named as nominee for director, without objection to such nomination), or (iii) is designated by any party pursuant to its rights under Section 2.1 of
          Employer's Amended and Restated Shareholders' Agreement dated as of
          October 4, 1997, as amended.

9.3  Excess Parachute Payments. If any payment or the receipt of any benefit under this Agreement shall be deemed to constitute an "excess parachute payment" as such term is described in Section 280G of the Internal Revenue
     Code of 1986, as amended (the "Code"), so as to result in the loss of a deduction to the Employer under Code Section 280G or in the imposition of an excise tax on the Employee under Code Section 4999, or any successor sections thereto, then the amounts payable or the benefits provided under this Agreement shall be reduced to the minimum extent necessary so that no such deduction will be lost by the Employer and no such excise tax will be imposed on the Employee. The Employer, in its sole discretion, shall determine whether or not an "excess parachute payment" would otherwise occur and shall determine the amount and method of the foregoing reduction.

10.  Miscellaneous.

10.1 Assignment of Employee Benefits. Absent the prior written consent of
     Employer, and subject to will and the laws of descent and distribution,
     Employee shall have no right to exchange, convert, encumber, or dispose of the rights of Employee to receive benefits and payments under this
     Agreement, which payments, benefits, and rights thereto are non-assignable and non-transferable.

10.2 Burden and Benefit. This Agreement shall be binding upon, and shall inure to the benefit of, Employer and Employee, their respective heirs, personal and legal representatives, successors and assigns.

10.3 Governing Law. In view of the fact that the principal office of Employer is located in the State of Missouri, it is understood and agreed that the construction and interpretation of this Agreement shall at all times and in all respects be governed by the laws of the State of Missouri.

10.4 Severability. It is expressly understood and agreed that although Employee and Employer consider the restrictions contained in this Agreement to be reasonable, if a final judicial determination is made by a court of competent jurisdiction that the time or territory or any other restriction contained in this Agreement is an unenforceable restriction against
     Employee, the provisions of this Agreement shall not be rendered void but shall be deemed amended to apply as to such maximum time and territory and to such maximum extent as such court may judicially determine or indicate to be enforceable. Alternatively, if any court of competent jurisdiction finds that any restriction contained in this Agreement is unenforceable, and such restriction cannot be amended so as to make it enforceable, such finding shall not affect the enforceability of any of the other restrictions contained herein.

10.5 Headings. The headings of the Sections of this Agreement are for reference only and not to limit, expand, or otherwise affect the contents of this
     Agreement.

10.6 Entire Agreement: Modification. Except as to the Employer's Stock Option
     Plans, any instrument relating to an Option granted thereunder and written agreements signed by both of the parties hereto from time to time after the date hereof, this Agreement contains the entire agreement and understanding by and between Employer and Employee with respect to the subject matter hereof, and any representations, promises, agreements, or understandings, written or oral, not herein contained shall be of no force or effect. No change, waiver or modification of any provision of this Agreement shall be valid or binding unless the same is in writing and duly executed by both parties and no evidence of any waiver or modification shall be offered or received in evidence of any proceeding, arbitration, or litigation between the parties hereto arising out of or affecting this Agreement, or the rights or obligations of the parties hereunder, unless such waiver or modification is in writing, duly executed as aforesaid, and the parties further agree that the provisions of this Section 10.6 may not be waived except as set forth herein.

10.7 Waiver of Breach. The waiver by Employer of a breach of any provision of this Agreement by Employee shall not operate or be construed as a waiver of any subsequent breach by Employee.

10.8 Notice. For the purpose of this Agreement, notices and all other communications provided for in the Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by United States registered mail, return receipt requested, postage prepaid, addressed to the respective addresses set forth on the execution page of this Agreement, provided, however, that all notices to Employer shall be directed to the attention of the Board of Directors of Employer with a copy to the
     Secretary of Employer, or to such other address as either party may have furnished to the other in writing in accordance herewith, except that the notice of change of address shall be effective only upon receipt.

10.9 Withholding Taxes. Employer may withhold from any amounts payable under this Agreement such Federal, state and local taxes as may be required to be withheld pursuant to any applicable law or regulation.

10.10 Counterparts. This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

     IN WITNESS WHEREOF, Employer and Employee have duly executed this Agreement as of the day and year first above written.

EMPLOYER:                                         EMPLOYEE:

AMERICAN ITALIAN PASTA COMPANY
A Delaware Corporation
4100 North Mulberry Drive,
Suite 200
Kansas City, MO 64116

By: /s/ Timothy S. Webster                        /s/ Walter N. George
   ---------------------------                    -----------------------------
Timothy S. Webster, President & CEO           Walter N. George

                                                  Address:
                                                  6025 SW 36th Ct.
                                                  Topeka, KS  66614